Exhibit 10.3

TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” "UNITED STATES" AND “U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Networking Partners, Inc.

(a company incorporated with limited liability in Nevada, USA)

U.S $50,000 Convertible Note representing past and future advances to

Networking Partners, Inc.

Networking Partners Inc, a Nevada company (the “Company”), the Registered Office of which is located at Registered Office: 857 Sarno Road, Melbourne, Florida 32935 and Pino G. Baldassarre whose registered office is 857 Sarno Road, Melbourne, Florida 92935 (“the Holder”) or its registered assign (both the Company and the Holder hereinafter described as the “Parties”).  Pino G. Baldassarre, 857 Sarno Road, Melbourne, Florida 92935 (“the Holder”) has provided funding and will continue to provide future funding up to U.S. $50,000 on the basis of being able to convert this funding into common stock in the Company. This funding, which is subject to the conditions in this agreement, is to be set out in writing and agreed by each party from time to time.  This Note is issued in connection with the transactions described, between the Company and the Holder. This Note (the “Convertible Note Agreement”) is agreed between the Parties which all terms and conditions of said Convertible Note Agreement are incorporated as if fully set forth herein.  This Note shall be due and payable on October 14, 2011.
The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. DEFINITIONS.   As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(a) “Company” includes any corporation that shall succeed to or assume the obligations of the Company under this Note.

(b) “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note. The initial holder is Pino G. Baldassarre.

(c) “The “Company” or “NP” shall mean Networking Partners Inc.

2. INTEREST.  Commencing from the date that the investment was, and is, made all outstanding principal and interest on this Note shall be carry interest and the Company shall pay said interest at the rate (the “Initial Interest Rate”) equal to ten percent (10%) per annum on the principal of this Note outstanding during the period beginning on date investment has, or is, made. .

3. EVENTS OF DEFAULT.  If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest here on immediately due and payable, by notice in writing to the Company:

 a) The occurrence of an Event of Default any terms and conditions of the this Agreement, if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default;

b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the US Bankruptcy Laws, or any other applicable  law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

c) If, within sixty (60) days after the commencement of an action against  the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings there under affecting the operations of the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidation of the Company or all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(e)  The Company shall fail to issue the ordinary stock pursuant to the conversion rights as provided for in Section 7, herein, within five (5) business days.

4. SURVIVAL OF DEBT.  The Company, for itself, its successors and assigns, covenants and agrees, that the Company, upon an effective registration of the securities available to a Holder upon conversion and the mandatory lock-in period having expired, will provide the holder of the converted securities (in the Company) with the proper documentation, including but not limited to opinions of counsel, that the shares registered are available for resale, without restrictive legends.  Therefore, in the event the Holder has converted this Note into ordinary shares (in the Company), and a registration is or has become effective as to those shares, and the Company fails to provide documentation that the shares may have any restrictive legends removed there from and the actual legend is not removed, the obligation of this Note shall be revived, and the Holder shall be able to pursue any remedy available consistent with the terms of this Agreement, or any other agreement entered into in conjunction with this transaction.  In order to provide for the election of this remedy, upon the Holder’s election to convert this Note, the actual Note will remain with the Holder, and not be delivered to the Company, until such time as the shares converted hereunder have been delivered or redelivered to the Holder without restrictive legends.  Upon the shares being delivered without restrictive legends, the Company shall then be authorized to mark the Note “CANCELLED” and deliver same to the Holder if, after a registration of the converted shares becomes effective, and the legend(s) are not removed, the Holder may notify the Company, demand redelivery of this Note, and pursue any remedies available under this Note, or any other document entered into as part of this transaction providing for remedies for any default.

5. UNDERTAKING.  By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the subordination and subrogation provisions of this Note.

6. CONVERSION.

(a) The Holder of this Note will convert at $0.10 US , three months after the investment was made, in accordance with the provisions of Section 6 hereof, in whole only, into fully paid and non-assessable shares of common tock, $0.001 US par value, of the  Company (the “Ordinary Stock”).

(b) The Company acknowledges that although the issuance of the shares will be retroactive to when the loan from the holder was received; that the actual date of any withholding or restriction period under any regulatory stipulation is in  fact the actual date of that the funds were received by the company.

(c)  Before the Holder shall be entitled to convert this Note into shares of Ordinary Stock pursuant to Section 6 of this Note, it shall surrender a copy of this Note, detailing the amount of investment that is being converted, at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 7, and shall state therein the name or names in which the certificate or certificates for shares of Ordinary Stock in the Company are to be issued.  The Company shall, as soon as practicable thereafter, deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Ordinary Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Ordinary Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Ordinary Stock as of such date.

(d) No fractional shares of Ordinary Stock shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder cash in lieu of fractional shares in the amount of outstanding principal that is not so converted.  Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities (that have been subject to the conversion) under this Note, except that the Company shall continue to be liable for any outstanding investment that has not been converted.

7. ASSIGNMENT.  Subject to the restrictions on transfer described in Section 12 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. WAIVER AND AMENDMENT.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

9. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will abide by all of the terms and conditions set forth herein. The Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any law then in effect).

Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10. TREATMENT OF NOTE.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

11. NOTICES.   Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

12. GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.  Venue for any action or actions brought to enforce or interpret this obligation shall only be in courts of Nevada.

13. HEADING; REFERENCES.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

Networking Partners, Inc

Name: /s/ Enzo Taddei
Position: Chief Financial Officer